Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85294, 333-100684, 333-150470, 333-177149, 333-189880, 333-192986, 333-192987, 333-197636, 333-206480, 333-209525, 333-220153, 333-229799, 333-230079, 333-257528, and 333-264128) and the Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (No. 333-236596) of BlackBerry Limited of our report dated April 4, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in BlackBerry Limited’s Annual Report on Form 10-K for the year ended February 29, 2024.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada,
April 4, 2024